Exhibit 5.1

July 12, 2005	Mayer, Brown, Rowe & Maw LLP 350 South Grand Avenue 25th Floor Los Angeles, California 90071-1503 Main Tel (213) 229-9500 Main Fax (213) 625-0248 www.mayerbrownrowe.com

Nissan Master Owner Trust Receivables
Nissan Wholesale Receivables Corporation II
990 West 190th Street
Torrance, California 90502

Re:	Nissan Master Owner Trust Receivables
Nissan Wholesale Receivables Corporation II
Amendment No. 1 to Registration Statement for Registration
Nos. 333-105666 and 333-105666-01

Ladies and Gentlemen:

     We have acted as special counsel to Nissan Motor Acceptance Corporation (“NMAC”), a California corporation, Nissan Wholesale Receivables Corporation II (“NWRC II”), a Delaware corporation and a wholly-owned limited purpose subsidiary of NMAC, and Nissan Master Owner Trust Receivables (“NMOTR”, or the “Issuer”), a Delaware statutory trust, all of the beneficial ownership of which initially is owned by NWRC II, in connection with the proposed issuance of $2,000,000,000 aggregate principal amount of asset-backed notes (the “Notes”) to be offered pursuant to the above-referenced registration statement on Form S-3 (such registration statement as amended, the “Registration Statement”) relating to the Notes. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder.

     As described in the Registration Statement, the Notes will be issued under and pursuant to the indenture and indenture supplement for each series, each between the Issuer and the Indenture Trustee (as defined therein). The indenture, the indenture supplement and the trust agreement, in the forms filed with the Securities and Exchange Commission on September 16, 2003, as exhibits to Amendment No. 1 to the Registration Statement for Registration Nos. 333-105666 and 333-1056666-01, are herein referred to as the “Indenture,” the “Indenture Supplement” and the “Trust Agreement”, respectively.

     We are familiar with the proceedings to date in connection with the proposed authorization, issuance and sale of the Notes for each series, and in order to express our opinion hereinafter stated we have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the following documents:

1.	the form of Indenture and Indenture Supplement (including the form of Notes included as exhibits thereto);

2.	the form of Trust Agreement;

3.	the form of Purchase Agreement between NWRC II and NMAC;

4.	the form of Transfer and Servicing Agreement among the Issuer, NWRC II and NMAC;

5.	the form of Administration Agreement among the Issuer, NWRC II, NMAC, JPMorgan Chase Bank as Indenture Trustee and Wilmington Trust as owner trustee; and

6.	the form of Underwriting Agreement among NWRC II, , NMAC and the representative of the several underwriters for the Notes of each series.

The documents listed in 1 through 5 above are hereinafter collectively referred to as the “Operative Documents.” Terms used herein without definition have the meanings given to such terms in the Registration Statement. We have also examined such statutes, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

     Based on and subject to the foregoing, we are of the opinion that when the Notes of each series have been duly executed and issued by the Issuer and authenticated by the Indenture Trustee and sold by the Issuer, and payment of the agreed consideration for such Notes shall have been received by the Issuer, all in accordance with the terms and conditions of the related Operative Documents and the Underwriting Agreement with respect to such Notes and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and binding obligations of the Issuer and entitled to the benefits afforded by the Indenture and the related Indenture Supplement, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

     Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

Very truly yours,
/s/ MAYER, BROWN, ROWE & MAW LLP